                                                              EXHIBIT 10.19

                                STEFFY/REHABCARE
                           NON-DEVELOPMENT, NON-HIRE
                                  AND RELEASE
                                   AGREEMENT


        This Non-Development, Non-Hire and Release Agreement (the "Agreement") is made and entered into as of this 22nd day of September, 1994, by and between RehabCare Corporation, a Delaware corporation having its principal place of business at 7733 Forsyth Boulevard, Suite 1700, St. Louis, Missouri 63105 ("RehabCare"), and David L. Steffy, with offices at 660 Newport Center Drive, Suite 470, Newport Beach, California 92660 ("Steffy").

                                    RECITALS

        A. Contemporaneous with the execution of this Agreement, RehabCare, Steffy and two senior members of RehabCare's management, David W. Cross ("Cross") and John R. Lewis ("Lewis"), each are purchasing a twenty-five percent (25%) ownership interest in Transitional Care of America, Inc., a Delaware corporation ("TCA"), an entity formed by Steffy, pursuant to the terms and conditions of a Subscription Agreement, a Transition Agreement and a Stockholders' Agreement dated as of even date herewith.

        B. Cross currently serves as Executive Vice President and Chief Development Officer of RehabCare and Lewis currently serves as Executive Vice President and Chief Operating Officer of RehabCare pursuant to Employment Agreements with RehabCare dated November 1, 1993, (the "Employment Agreements"), which contain certain binding non-compete, non-hire and non-disclosure covenants.

        C. Steffy desires that RehabCare release Cross and Lewis from their Employment Agreements, and the binding covenants contained therein, in order to serve as the Chief Executive Officer and Chief Operating Officer of TCA.

        D. In order to protect against competition with TCA and the solicitation and hire of RehabCare employees by Steffy or an entity in which Steffy has a majority or controlling equity interest, Steffy is willing to enter into non-development and non-hire covenants with RehabCare, as set forth herein.

        NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

        1.1 "RESTRICTED AREA" means the geographical area within (i) the fifty states of the United States and (ii) the United States' territories and possessions.

        1.2 "RESTRICTED PERIOD" means with respect to Steffy, the period commencing on the date this Agreement is executed and ending on the earlier of
(i) November 1, 1996 or (ii) the date on which there is a Sale of Control of TCA.

        1.3 "SALE OF CONTROL" means: (i) any consolidation or merger of TCA with another corporation or entity or the sale or exchange by the stockholders or the public offering of TCA's securities and as a result of such consolidation, merger, sale, exchange or offering less than fifty percent (50%) of the outstanding voting securities of the surviving or resulting corporation or entity shall be owned in the aggregate by the stockholders of TCA, other than affiliates (within the meaning of the Securities Exchange Act of 1934, as amended) of the party or parties to such consolidation, merger, sale or exchange (other than TCA) as the same shall have existed immediately prior to such consolidation, merger, sale exchange or offering; or (ii) any sale, lease, exchange or other transfer (in one transaction or in a series of related transactions) of all, or substantially all, of the assets of TCA.

        1.4 "STOCKHOLDERS' AGREEMENTS" means that certain Stockholders' Agreement by and among TCA, RehabCare, Steffy, Cross and Lewis of even date herewith which sets forth the rights and obligations of RehabCare, Steffy, Cross and Lewis as TCA stockholders.

        1.5 "SUBSCRIPTION AGREEMENT" means that certain Subscription Agreement by and among TCA, RehabCare, Steffy, Cross and Lewis of even date herewith which outlines the terms and conditions of the initial purchase of TCA stock by RehabCare, Steffy, Cross and Lewis.

        1.6 "TRANSITION AGREEMENT" means that certain Transition Agreement by and between RehabCare, TCA, Cross and Lewis as of even date herewith which outlines the transition of Cross and Lewis to TCA and the ongoing arrangement between TCA and RehabCare after such transition.

                                   ARTICLE II
                           ACKNOWLEDGEMENTS OF STEFFY

        2.1 REHABCARE BUSINESS. The current business of RehabCare for purposes of this Agreement is the operation and management of inpatient and outpatient rehabilitation programs and hospital-based skilled nursing facilities (inpatient and outpatient rehabilitation programs and hospital-based skilled nursing facilities are hereinafter referred to as the "RehabCare Business").

        2.2 REHABCARE EMPLOYEES AND CONTRACTORS. Steffy acknowledges that RehabCare has stated that it has expended and will continue to expend substantial time, effort and money in training its staff in the operation of RehabCare Business.

        2.3 REHABCARE INDUCEMENT TO ENTER INTO AGREEMENTS. Steffy acknowledges that RehabCare is entering into the Subscription Agreement, the Stockholders' Agreement, the Transition Agreement and this Agreement and is releasing Cross and Lewis from their respective

Employment Agreements in part because of the covenants and assurances made by Steffy in this Agreement, including without limitation the non-development and non-hire covenants set forth in Article III hereof.

         2.4 IRREPARABLE HARM TO REHABCARE. Steffy acknowledges that the non-development and non-hire covenants contained in Article III hereof from Steffy to RehabCare are essential to ensure the continued success of RehabCare Business, and that RehabCare may sustain irreparable harm and damage in the event that Steffy violates any of said covenants.


                                  ARTICLE III
                       COVENANTS OF STEFFY AND REHABCARE

         3.1 NON-DEVELOPMENT COVENANT. Steffy covenants and agrees that if, at any time during the Restricted Period, TCA is dissolved or otherwise does not engage in the ownership of, operation of, or the provision of contract management services to "long-term care hospitals," defined as hospitals or hospitals within hospitals that are formed and operated to be exempt from the Medicare Prospective Payment System in accordance with the Health Care Financing Administration provisions for long-term care hospitals, as such provisions may be amended from time to time (referred to herein as "LTCHs"), Steffy shall not, nor shall he cause any entity in which he has a majority or controlling equity interest to, directly or indirectly, during the Restricted Period and within the Restricted Area, own, manage, operate, participate in the management or control of, or be employed by, or act as the agent for, lend his name to or initiate, maintain or continue any interest whatsoever in any enterprise which is involved in the ownership of, operation of, or the provision of contract management services to LTCHs, unless RehabCare has the same rights with respect to such enterprise as are set forth in Sections 2 and 3 of the Stockholders' Agreement and the right to acquire an ownership interest in such enterprise which is equal to its ownership interest in TCA as of the date TCA is dissolved or otherwise ceases to engage in the ownership of, operation of, or the provision of contract management services to LTCHs. If RehabCare does not exercise such rights or acquire such ownership interest, Steffy shall not thereafter be bound by the provisions of this Section 3.1.

         3.2 NON-HIRE COVENANT. Steffy covenants and agrees that he shall not, nor shall he cause any entity in which he has a majority or controlling equity interest to, during the Restricted Period, directly or indirectly through the efforts of persons acting on behalf of Steffy or by or through such other entity:

                 (a) solicit or encourage any employee or independent contractor of RehabCare, or any person who was an employee or independent contractor of RehabCare at any time within the preceding twelve month period, to leave his or her employment or engagement with RehabCare; or

                 (b) hire any employee or independent contractor of RehabCare, or any person who was an employee or independent contractor of RehabCare at any time within the twelve month period preceding the initial solicitation or hire by or on behalf of Steffy or such other entity without the prior written permission of the President and Chief Executive Officer of RehabCare.

        Notwithstanding the foregoing, TCA shall have the right to solicit, encourage or hire any person who terminated his employment or engagement with RehabCare prior to the date of this Agreement, and to engage an independent contractor of RehabCare in a given community, with RehabCare's prior written approval, if the services or the skills offered by such independent contractor are unique or otherwise unavailable in such community.

        3.3 DURATION OF COVENANTS. The covenants set forth in this Article III shall expire upon the earlier of (i) the date the Restricted Period expires or (ii) the date on which the Subscription Agreement, the Stockholders' Agreement or the Transition Agreement is breached or otherwise terminates.

        3.4 MUTUAL RELEASE BY STEFFY AND REHABCARE. In consideration of the covenants and agreements set forth in this Agreement, the Subscription Agreement, the Transition Agreement and the Stockholders' Agreement, Steffy hereby releases and holds RehabCare harmless against any and all actions, claims and demands for damages or other payments by Steffy in connection with the matters addressed in such agreements arising on or before the date hereof. Likewise, in consideration of the covenants and agreements set forth in this Agreement, the Subscription Agreement, the Transition Agreement and the Stockholders' Agreement, RehabCare hereby releases and holds Steffy harmless against any and all actions, claims and demands for damages or other payments by RehabCare in connection with the matters addressed in such agreements arising on or before the date hereof.


                                   ARTICLE IV
                  RIGHTS AND REMEDIES UPON BREACH OF COVENANTS

        4.1 REHABCARE RIGHTS GENERALLY. Upon a breach by Steffy of any of the provisions of this Agreement, RehabCare shall have the rights and remedies described in Section 4.2 below, each of which shall be independent of the other and severally enforceable and all of which shall be in addition to and not in lieu of any other rights and remedies available to RehabCare at law or in equity.

        4.2 INJUNCTIVE RELIEF. In addition to any other rights and remedies available to RehabCare at law or in equity, RehabCare shall have the right and remedy to have the provisions of this Agreement specifically enforced by any court of competent jurisdiction, it being acknowledged and agreed by Steffy that:

                (a) the scope of the provisions of this Agreement are reasonable in light of the relationship of Cross, Lewis and Steffy to TCA and RehabCare;

                (b) any breach of this Agreement by Steffy may cause irreparable injury to RehabCare and that any damages will not provide adequate remedy to RehabCare; and

                (c) compliance with the provisions set forth in this Agreement will not be an unreasonable hardship on Steffy or deprive him of a means of livelihood.

                                   ARTICLE V
                                 MISCELLANEOUS

        5.1 NOTICES. Any notice or other communication required or permitted to be given to any party hereunder shall be in writing and shall be delivered personally, or by facsimile copy, or sent by certified, registered or express mail, postage prepaid, and shall be deemed given when so delivered personally, or when receipt is acknowledged if by facsimile copy, or two business days after the date of mailing if mailed, to the address of such party set forth above (or to such other address as any party may from time to time specify in writing pursuant to the notice provisions hereof).

        5.2 SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon RehabCare and its successors and assigns, and Steffy and his heirs and personal representatives, but Steffy' rights and obligations hereunder are personal to him and shall not be subject to voluntary or involuntary alienation, assignment or transfer.

        5.3 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Missouri, determined without reference to its choice of law rules.

        5.4 ENTIRE AGREEMENT. This Agreement, taken together with the Stockholders' Agreement, Subscription Agreement and Transition Agreement and the other documents and instruments executed pursuant thereto to which Steffy is a party, constitute the entire agreement between Steffy and RehabCare with regard to the subject matter hereof, and supersedes and revokes contracts, agreements and/or understandings between Steffy and RehabCare relative thereto. This Agreement was negotiated between Steffy and RehabCare and Steffy has consulted counsel in connection herewith.

        5.5 WAIVERS AND AMENDMENTS. This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by RehabCare and Steffy or, in the case of a waiver, by the party waiving compliance. No delay on the part of RehabCare or its Board of Directors in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of RehabCare or its Board of Directors of any right, power or privilege hereunder, or any single or partial exercise of any right, power or privilege hereunder, preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that RehabCare may otherwise have at law or in equity.

        5.6 SEVERABILITY. The parties acknowledge that the laws and public policies of the various states of the United States might differ as to the validity and enforceability of the covenants contained in Article III of this Agreement. It is the intention of the parties that the activities of Steffy be restricted only to the extent necessary for the protection of the legitimate business interests of RehabCare, that the provisions of Article III shall, to the fullest extent permissible under the law and public policy, be enforced by the courts of each state and jurisdiction in which enforcement is sought, and that the unenforceability (or the modification necessary to conform the covenants contained in Article III with such law and public policy) of any part of Article III shall not be deemed to render unenforceable any other part of Article III. Accordingly, if any part of Article III shall be adjudicated to be invalid or unenforceable in any action or proceeding in which Steffy or his heirs or personal representatives, and RehabCare or its successors or assigns, are parties, whether in its entirety or as modified as to duration, territory or otherwise, then such part shall be deemed amended, as the case may be, in order to render the remainder of Article III valid and enforceable. Any such deletion or amendment shall apply only where the court rendering the same has jurisdiction. In addition, the invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

        5.7 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument.

        5.8 HEADINGS. The headings in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

        5.9 SURVIVAL. The provisions of this Agreement shall survive the termination or breach of any of the Stockholders' Agreement, Subscription Agreement or Transition Agreement, and/or the failure of TCA to commence or continue operations, at any time during the Restricted Period.

        IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed effective as of the day and year first above written.

                                        REHABCARE CORPORATION

                                        By: James M. Usdan
                                            ----------------------------------
                                            James M. Usdan, President and
                                            Chief Executive Officer


                                        "STEFFY"

                                        David L. Steffy
                                        --------------------------------------
                                        David L. Steffy